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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                             GIANT INDUSTRIES, INC.
                            (A DELAWARE CORPORATION)

                                                   Jurisdiction of            Names Under Which
       Subsidiary                                   Incorporation           Company Does Business
       ----------                                  ---------------          ---------------------
Giant Industries Arizona, Inc.                        Arizona               Giant Refining Company
                                                                            Ciniza Pipe Line Company
                                                                            Giant Transportation
                                                                            Giant Service Stations
                                                                            Giant Travel Center
                                                                            TransWest Tank Lines

-  Giant Four Corners, Inc.*                          Arizona
-  Navajo Convenient Stores Co., LLC**                New Mexico
-  Giant Mid-Continent, Inc.*                         Arizona
-  Phoenix Fuel Co., Inc.*                            Arizona               Phoenix Fuel Company
                                                                            Mesa Fuel Company
                                                                            Tucson Fuel Company
                                                                            Firebird Fuel Company
                                                                            PFC Lubricants Company
-  DeGuelle Oil Company*                              Colorado
-  Ciniza Production Company*                         New Mexico
-  Giant Stop-N-Go of New Mexico, Inc.*               New Mexico
-  San Juan Refining Company*                         New Mexico
-  Giant Pipeline Company*                            New Mexico
-  Giant Yorktown, Inc.*                              Delaware
-  Giant Yorktown Holding Company*                    Delaware

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 *A wholly-owned subsidiary of Giant Industries Arizona, Inc.

**Giant Four Corners, Inc. has a 66 2/3% interest in this entity.